SEC Form 3, Form 4 and Form 5 and Application for EDGAR Access
(Form ID) Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Security," "Form 4--Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a Member of the Board of Managers of Babson Capital Management LLC, the investment adviser to MassMutual Corporate Investors and MassMutual Participation Investors, hereby appoint and designate until the earlier of their removal, resignation, or death, Sara Stinson, Mark Godin, Melissa Busso, Ruth Howe, Ann Malloy and Melissa LaGrant , each as my true and lawful attorneys in fact with full power to sign for me and file with the Securities Exchange Commission, the New York Stock Exchange, and the Issuer said
  SEC Forms 3, 4, and/or 5 with respect to my relationship with the Issuer and any shares of the Issuer purchased or sold by the undersigned and any other change of beneficial ownership relating to equity or derivative securities of the Issuer required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.



Signature and Date: 1-4-08
Name: Michael Rulings
Title:   Member of Board of Managers of Babson Capital Management LLC